Rule 424(b)(3)
                                        Registration No. 333-52659



PRICING SUPPLEMENT NO.   10   dated     June 23, 1999



                      THE WALT DISNEY COMPANY


                         Medium-Term Notes


This Pricing Supplement accompanies and supplements the Prospectus dated August 6, 1998, as supplemented by the Prospectus Supplement, dated August 6, 1998 (the "Prospectus Supplement").

The Notes have the following terms (as applicable):

Rate:    /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon
         / / Discount

Form:    /X/ Book-Entry   / / Definitive

Principal Amount:        $50,000,000

Original Issue Price:    100%

CUSIP No:   25468PBF2

Proceeds to the Company:  $50,000,000

Discount or Commission to Agents:   0

Original Issue Discount:            N/A

Original Issue Date:       June 28, 1999

Stated Maturity:           June 28, 2010

Yield to Maturity:         N/A

Initial Maturity (for Renewable Notes):  N/A

Final Maturity (for Renewable Notes):    N/A

Earliest Redemption Date:   N/A

Redemption Price:   N/A

Interest Rate Per Annum (for Fixed Rate Notes):      6.80%

Interest Rate Provisions (for Floating Rate Notes):  N/A

Interest Payment Dates:
     / /  Third Wednesday of each month
     / /  Third Wednesday of each March, June,
            September and December
     / /  Third Wednesday of each ________________
            and _________________
     / /  Third Wednesday of each ________________
     /X/  Other (specify):  The first Interest Payment Date shall be August 1, 1999 and thereafter
                            Interest Payment Dates shall be the
                            1st day of each February and August
                            during the term of the Notes.

Regular Record Dates:
     /X/ Fifteenth day (whether or not a Business Day) immediately preceding the related Interest
            Payment Date
     / /  Other (specify) _____

Interest Payment Period:
     / /  Monthly
     / /  Quarterly
     /X/  Semiannually
     / /  Annually

Interest Reset Period:  N/A
     / /  Daily
     / /  Weekly
     / /  Monthly
     / /  Quarterly
     / /  Semiannually
     / /  Annually

Interest Reset Dates:  N/A
     / /  As specified in Prospectus Supplement
     / /  Other (specify) ______

Interest Determination Date:  N/A
     / /  As specified in Prospectus Supplement
     / /  Other (specify) ______

Purchase of Notes at Option of Holder:  N/A
Purchase                 Purchase
Date(s):    ______       Price(s):   ______

Calculation Agent:   N/A

Plan of Distribution:  Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated has acted as agent for the
                       Company in connection with the sale of
                       the Notes.